Exhibit 3.1

Filed in the Office of Business Number E0241042005-4 Filing Number 20254925661 Secretary of State Filed On 5/28/2025 10:48:00 AM State Of Nevada Number of Pages 2 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 -4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment <PuRsuANT ro NRs 78.3ao & ra.3a5na.3so) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANT To NRs 78.403> Officer’s Statement (PuRsuANT To NRs ao.oao> TYPE OR PRINT • USE DARK INK ONLY • DO NOT HIGHLIGHT 1. Entity Information: Name of entity as on file with the Nevada Secretary of State: •Celsius Holdings, Inc. Entity or Nevada Business Identification Number (NVID): NV20051151800 2. Restated or Certificate to Accompany Restated Articles or Amended and Restated Articles Amended and • Restated Articles—No amendments; articles are restated only and are signed by an Restated Articles: officer of the corporation who has been authorized to execute the certificate by (Select one) resolution of the board of directors adopted on: (If amending and The certificate correctly sets forth the text of the articles or certificate as amended restating only, complete to the date of the certificate. section 1,2 3, 5 and 6) ; Amended and Restated Articles • Restated or Amended and Restated Articles must be included with this filing type. 3. Type of Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380—Before Amendment Filing Issuance of Stock) Being Completed: The undersigned declare that they constitute at least two-thirds of the (Select only one box) following: (Check only one box) · ·· incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock (If amending. complete of the corporation has been issued section 1, 3. 5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and X 78.390- After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power. or such greater proportion of the voting power as may be required in the case of a vote by classes or series. or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 179~ 83 o;~—-·-·J Or No action by stockholders is required, name change only. Officer’s Statement (foreign qualified entities only) -Name —— in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution ·. The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) • Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles In the place of the corporations creation. This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 9/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 68o4-5708 Webalte: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsuANT To NRs 78.380 & 78.385n8.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANT To NRs 78.403) Officer•s Statement PuRsuANT To NRs ao.o3o> 4. Effective Date and Date: Time: Time; (Optional) (must not be later than 90 days after the certificate is filed) 5. Information Being Changes to takes the following effect: Changed: (Domestic The entity name has been amended. corporations only) The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. x The authorized shares have been amended. The directors. managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers. if available) [see below] (attach additional page(s} if necessary} 6. Signature; x 1’~1) .1’1~1—(Required) Signature of Officer or Authorized Signer Title x Signature of Officer or Authorized Signer Title · 11 any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s} if necessary) Article IV of the Articles of Incorporation, as amended, of Celsius Holdings, Inc. is hereby amended to increase the number of authorized shares of common stock, par value $0.001 per share, from 300,000,000 to 400,000,000. This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 91112023